Exhibit 5.1

January 30, 2007	Michele D. Vaillancourt
Direct dial: (612) 604-6681
Direct fax: (612) 604-6881
mvaillancourt@winthrop.com

MathStar, Inc.

19075 N.W. Tanasbourne Drive

Suite 200

Hillsboro, OR  97124

Re:                               Post-Effective Amendment No. 1 on Form S-3 to Form S-1 Registration Statement

Gentlemen:

We have acted as legal counsel for MathStar, Inc. (the “Company”) in connection with the preparation of a Post-Effective Amendment No. 1 on Form S-3 to Form S-1 Registration Statement, Registration No. 333-130680 (the “Post-Effective Amendment”) to be filed on January 31, 2007 with the Securities and Exchange Commission. The Post-Effective Amendment relates to the registration under the Securities Act of 1933, as amended, of the offer and sale by the selling stockholders named in the Post-Effective Amendment of a total of 2,084,527 shares (the “Shares”) of the Company’s common stock, par value $.01 per share (the “Common Stock”), to be sold in the manner described in the Post-Effective Amendment.

In connection therewith, we have examined (a) the Certificate of Incorporation and Bylaws of the Company; (b) the corporate proceedings of the Company relative to its organization and to the authorization and issuance of the Shares; and (c) the Post-Effective Amendment.  In addition to such examination, we have reviewed such other proceedings, documents and records and have ascertained or verified such additional facts as we deem necessary or appropriate for purposes of this opinion.

Based upon the foregoing, we are of the opinion that:

1.	The Company has been legally incorporated and is validly existing under the laws of the State of Delaware.

2.

The Shares are validly authorized by the Company’s Certificate of Incorporation; the outstanding Shares are validly issued, fully paid, and non-assessable; and the Shares currently subject to warrants as described in the Post-Effective Amendment will be validly issued, fully paid and non-assessable upon the proper exercise of the warrants by the holders thereof.

Suite 3500 | 225 South Sixth Street | Minneapolis, MN 55402 | Main:(612) 604-6400 | Fax:(612) 604-6800 | www.winthrop.com | A Professional Association

We hereby consent to the filing of this opinion as an exhibit to the Post-Effective Amendment and to the reference to our firm under the caption “Legal Matters” in the Post-Effective Amendment.

Very truly yours,

WINTHROP & WEINSTINE, P.A.

/s/ Michele D. Vaillancourt
Michele D. Vaillancourt